UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 14,  2007

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

                          2450 First Avenue
                          P. O. Box 2968
                          Huntington, West Virginia                                                                                                                               25728

                          (Address of Principal Executive Offices)                                                                                                      (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 14, 2007, Champion Industries, Inc. (“Champion”) issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing the completion on September 14, 2007 of the acquisition (the “Acquisition”) of the assets of The Herald-Dispatch daily newspaper published in Huntington, West Virginia for a purchase price of $77 million, subject to post-closing adjustment as set forth in the hereinafter described asset purchase agreement.  The Acquisition was effected pursuant to an asset purchase agreement dated as of June 28, 2007 by and among Champion Publishing, Inc., a wholly owned subsidiary of Champion, as buyer, Champion, as buyer guarantor and GateHouse Media, Inc., GateHouse Media West Virginia Holdings, Inc. and GateHouse Media Illinois Holdings, Inc., as sellers.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 14, 2007, Champion, as borrower, entered into a credit agreement (the “Credit Agreement”) consisting of a (i) $70 million term loan facility that matures on September 14, 2013, (ii) revolving loan facility with up to a $30 million aggregate loan commitment amount pursuant to the applicable borrowing base and other restrictions as defined in the Credit Agreement, including a subfacility of up to $5 million for letters of credit and a swingline facility of up to $5 million, which matures on September 14, 2012, with the various lenders from time to time party thereto and Fifth Third Bank, as Administrative Agent, Letter of Credit Issuer and Lead Arranger.  All the subsidiaries of Champion (collectively, the “Guarantors”) executed Guaranties (the “Guaranties”) guaranteeing the payment and performance of Champion’s obligations under the Credit Agreement.  A press release issued by Champion announcing this facility is attached hereto and incorporated herein by reference as Exhibit 99.1.

In connection with the Credit Agreement, Champion and all of its subsidiaries entered into a security agreement (the “Security Agreement”) and deeds of trust and mortgages (“Mortgages”) in favor of Fifth Third Bank, as administrative agent for the various lenders from time to time parties to the Credit Agreement, pursuant to which Champion and the Guarantors encumbered all their assets for the benefit of the secured parties, as collateral security for the payment and performance of their obligations under the Credit Agreement and the Guaranties.  The encumbered assets include all tangible and intangible assets of Champion and the Guarantors and any future subsidiaries of Champion and the Guarantors, including, without limitation, all accounts receivable, inventory, equipment, real estate and stock of the Guarantors.

Borrowings under the Credit Agreement bear interest, at Champion’s option, equal to the Base Rate plus the Applicable Margin or the Adjusted LIBOR Rate plus the Applicable Margin (all as defined in the Credit Agreement).

The Applicable Margins for Base Rate loans are based in part on a leverage ratio pricing grid, which grid is subject to applicable "market flex" provisions as discussed below.  The Leverage Ratio, defined in the Credit Agreement, is the ratio of Total Funded Debt of Champion and Guarantors to EBITDA for the 4 fiscal quarters than ended on each determination date.  Champion will pay a quarterly commitment fee under the Credit Agreement on the average daily unused amount of the revolving credit facility ranging from 0.450% to 0.275% based on the Applicable Margin as determined from time to time.  In addition, the Company is subject to other fees customary in such a transaction including a one-time arrangement fee and an annual administrative fee.  The $70 million term loan will amortize over 6 years at a rate of 7% on an annual basis.  Additionally, beginning January 31, 2009, within 90 days of Champion’s fiscal year end, it must prepay outstanding loans by an amount equal to 75% of its Excess Cash Flow (as defined in the Credit Agreement), for application first to the term loan and then to revolving loans and then to swing loans.

Champion will use the $70 million term loan and a portion of the revolving loan facility to finance the acquisition of the assets of The Herald-Dispatch daily newspaper published in Huntington, West Virginia, to refinance existing indebtedness, for working capital, to finance capital expenditures and to finance acquisitions permitted under the Credit Agreement.

The Credit Agreement contains typical representations and covenants for loans of this type including restriction on the ability to incur indebtedness, create liens on assets, engage in certain lines of business; engage in mergers or consolidations, dispose of assets, make investments or acquisitions; engage in transactions with affiliates, enter into sale leaseback transactions, enter into negative pledges or pay dividends or make other restricted payments (except that Champion is permitted to (i) make restricted payments (including quarterly dividends) so long as, after giving effect to any such restricted payment, Champion and its subsidiaries would not be in default under the terms of the Credit Agreement.  Financial covenants include leverage ratio requirements, first fixed charge coverage ratio, second fixed charge coverage ratio, minimum EBITDA, maximum capital expenditures and minimum revolving loan availability.

The aforementioned credit facilities described above and related Credit Agreement may be subject to "market flex" provisions customary for syndicated loans of this type. The market flex provides the Administrative Agent and the Arranger, after consulting with the Company, with the ability to modify the structure and pricing provisions (subject to specified caps) if such changes are advisable to appropriately syndicate the facility and achieve Fifth Third Bank’s target hold level. The Credit Agreements may be revised pursuant to any post closing amendment to the loan documentation as may be reasonably requested by the Administrative Agent or the Arranger to document any changes to the facilities made pursuant to such market flex provisions.

The foregoing summary of certain provisions of the Credit Agreement is qualified in its entirety by reference to the complete Credit Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)	Financial Statements of Business Acquired

To the extent required by this item, the financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K (but in any event not later than November 30, 2007).

(b)	Pro Forma Financial Information

To the extent required by this item, the pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K (but in any event not later than November 30, 2007).

(d)	Exhibits

10.1  Credit Agreement among Champion Industries, Inc., as borrower, Fifth Third Bank as administrative agent and L/C issuer, and various lenders from time to time parties, dated as of September 14, 2007. *

99.1           Press Release dated September 14, 2007.

 *   Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized

CHAMPION INDUSTRIES, INC. (Registrant)
Date: September 19, 2007
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Credit Agreement among Champion Industries, Inc., as borrower, Fifth Third Bank as administrative agent and L/C issuer, and various lenders from time to time parties, dated as of September 14, 2007. *

99.1	Press Release dated September 14, 2007 captioned "CHAMPION COMPLETES ACQUISITION OF THE HERALD-DISPATCH".

*   Schedules and exhibits omitted pursuant to Item 601(b)(2) of Reg. S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.